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                                                                      Exhibit 21


                        MACKLOWE PROPERTIES, INC. SUBSIDIARIES
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1.      Macklowe Properties, L.P.
2.      Macklowe Management, LLC
3.      Macklowe Construction, LLC
4.      125 West 55th Street, LLC
5.      125 West 55 Inc.
6.      369 Lexington Avenue Co., L.P.
7.      369 Lexington Avenue Corp.
8.      540 Acquisition Co., LLC
9.      Purcel Woodward & Ames, LLC
10.     Purcel Woodward & Ames, Inc.
11.     York 72 Associates, L.P.
12.     Formerly Maxwells, LLC
13.     Formerly Maxwells Corp.
14.     40 West 55th LLC
15.     308 East 53 LLC
16.     1000 Second Avenue, LLC
17.     907 M LLC
18.     YNDA LLC
19.     15NO, LLC
20.     NX Cellphone LLC
21.     NX Cellphone Corp.
22.     KAM West 60th Street Associates, L.P.
23.     KAM 60 Property Acquisition Corp.
24.     RATL, LLC
25.     250 East 60th Street Co., L.P.
26.     250 East 60th Street Corp.
27.     PSH Realty Corp.
28.     400 Madison Avenue, LLC
29.     400 Madison Avenue, Inc.
30.     LLIW, LLC
31.     NIPM, LLC
32.     300 Madison Avenue, LLC